AGREEMENT AND PLAN OF MERGER


         This Agreement and Plan of Merger ("Agreement") is entered into by and among NUELECTRIC Corp., a Delaware corporation ("NUELECTRIC"), Clean Water, Technologies, Inc., a Florida corporation ("CWT"), and UTEK, LLC, a Florida limited liability company ("UTEK").


         WHEREAS, UTEK is the majority shareholder of CWT; and

         WHEREAS, CWT has the rights to acquire and own the exclusive worldwide right, title and interest to manufacture and market a proprietary products using the arsenic removal processes for reducing arsenic in water ("Invention') invented by Dr. Dagmar Bonin and covered by Vie patent application pending ("Patent Application") listed in Exhibit C; and

         WHEREAS, the parties desire to provide for the terms and conditions upon which Owl will merge into NUELECTRIC in a statutory merger ("Merger") in accordance with Section 607.1107 of the Corporation Law of Florida ("Florida Act"), upon consummation of which the assets and business of CWT will be owned by NUELECTRIC, and all issued and outstanding shares of capita! stock of CWT will be exchanged for common stock of NUELECTRIC; and

          WHEREAS, for federal income tax purposes, it is intended that the Merger qualify as a tax-free reorganization within the meaning or Section 368
(a)(1)(A) of the Internal Revenue Code of 1986, as amended ("Code").

          NOW, THEREFORE, in consideration of the premises rind for other good and valuable consideration, the receipt, adequacy and sufficiency or which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE 1
                                   THE MERGER

          1.01 The Merger


         (a) Agreement to Merge. Subject to the terms and conditions of this Agreement, at the Effective Time, as defined below, CWT shall be merged with and into NUELECTRIC in accordance with the provisions or this Agreement and the Oklahoma Act; (he separate corporate existence or CWT shall cease; and NUELECTRIC shall continue as the surviving corporation ("Surviving Corporation"). The constituent corporations ("Constituent Corporations") to the Merger are NUELECTRIC and CWT. The name or the Surviving Corporation, NUELECTRIC Coporation shall not be changed by reason of the Merger.

         (b) Effective Time. The Merger shall become effective ("Effective
Time")


__________________________________________________Agreement and Plan of Merger 1
upon filing of a Certificate of Merger substantially in the form attached Exhibit A (`Certificate of Merger") with the Secretary of State of the State of Florida In accordance with the applicable provisions of the Florida Act.

         (c) Appointment of Service Agent. NUELECTRIC hereby irrevocably appoints the Secretary of State of the State of Florida as its agent to accept process in Florida in any proceeding for the enforcement of any obligation of any Constituent Corporation in Florida as well as for the enforcement of any obligation of the Surviving Corporation arising from or by reason of the Merger, including any suit or other proceeding to enforce appraisal rights of any shareholder of CWT. NUELECTRIC designates that all such process received by the Secretary of State of Florida shall be sent to NUELECTRIC at 624 East Tarpon Avenue, Tarpon Springs, Florida 34689.

         (d) Effect of the Merger. At the Effective Time, all rights, powers, privileges, franchises, licenses and permits of the Constituent Corporations and all property, real, personal and mixed, shall be vested in the Surviving Corporation; and all debts, duties, liabilities and claims of every kind, character and description of the Constituent Corporations shall be debts, duties, liabilities and claims of the Surviving Corporation and may be enforced against the Surviving Corporation to the same extent as if such debts, duties, liabilities and claims had been incurred by it originally. All rights of creditors of the Constituent Corporations and all liens upon property of any Constituent Corporation shall be preserved unimpaired and shall not be altered in any way by reason of the Merger.

         1.02 Conversion of Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the shareholders of the Constituent
Corporations:

         (i) The 10,000,000 Shares of CWT that are issued and outstanding at the Effective Time shall be converted into 893,000 shares of common stock of the Surviving Corporation issued which by agreement of the shareholders of CWT shall be issued to UTEK, University of South Florida Research Foundation (USFRF), Bruce Clark and to Dr.Clifford Gross as they mutually agree; and

         (ii) Each share of common stock of NUELECTRIC issued and outstanding at the Effective Time shall remain issued and outstanding as one share of common stock of the Surviving Corporation,

         1.03     Effect of Merqer.
                  -----------------

         (a) Rights in CWT Cease. At and after the Effective Time, the holder of each certificate of common stock of CWT shall cease to have any rights as a shareholder of CWT. All dividends or other distributions with respect to CWT common stock prior to the Effective Time shall be payable to the shareholders of CWT without interest upon surrender of certificates representing CWT common stock.

         (b) Closure of CWT Stock Records. From and after the Effective Time, the stock transfer books of CWT shall be closed, and there shall be no further registration of stock transfers on the records of CWT.

         1.04 Certificate of Incorporation of the Surviving Corporation The certificate of Incorporation of the Surviving Corporation shall not be changed by reason of the Merger,

__________________________________________________Agreement and Plan of Merger 2
except that the name of the Surviving Corporation is being changed to NUELECTRIC, Inc.

         1.O5 Bylaws of Surviving Corporation. The Bylaws of the Surviving Corporation shall not be changed by reason of the Merger.

         1.06 Directors of theSurviving Corporation. The directors of the Surviving Corporation immediately after the Effective Time shall be the persons named in Exhibit B until each of their respective successors is duly elected and qualified.

         1.07 Officers of the Surviving Corporation. The officers ol~ the Surviving Corporation immediately after the Effective Time shall be the persons set forth in Exhibit B until each of their respective successors is duly epected and qualified.

         1.08 ~ The Closing of the Merger shall take place at the office of NuElectric Corporation, 624 East Tarpon Avenue, Tarpon Springs, Florida, 34689.


                                   ARTICLE 11
                         REPRESENTATIONS AND WARRANTIES

         2.01 General Representations and Warranties of UTEK represents a warrants to NUELECTRIC that the facts set forth below are true and correct:

         (a) Organization. CWT is a corporation duly organized, validly existing and in good standing under the laws of the State of FIorida, and that CVVT has the requisite power and authority to conduct its business.

         (b) Authorization. The execution of this Agreement and the consummation of the Merger and the other transactions contemplated hereby have been duly authorized by the Board of Directors and shareholders of CWT; no other corporate action on its part is necessary in order to execute, denver, consummate and perform it obliglations hereunder; and CWT has all requisite corporate and other authority to execute and deliver this Agreement and consummate the transactions contemplated hereby.

         (c) Capitalization. The authorized capital of CWT consists of 10,000,000 shares of common stock, par value $.001 per share; at the date hereo~ 8,370,000 shares of common stock were issued and outstanding and owned by UTEK, 700,000 shares are owned by USFRF, 465,000 shares are owned by Bruce Clark and 465,000 shares are owned by Dr. Gross and no shares were held in its treasury. All Issued and outstanding shares of common stock of CWT have been duly and validly issued and are filly paid and non~ assessable shares and have not been issued in violation of any preemptive or other rights of ~ny other person or any applicable laws. There are no outstanding options, warrants, commitments, call or other rights or agreements requiring it to issue any shares of CWT common stock and securities convectib~e into shares of CWT's common stock of anyone for any reason whatsoever.

__________________________________________________Agreement and Plan of Merger 3

         (d) Binding Effect. The execution, delivery, performance and consummation of the Merger and the transactions contemplated hereby will not violate any obligation to which CWT is a party and will not create a default hereunder; and this Agreement constitutes a legal, valid and binding obligation of CWT, enforceable in accordance with its terms, except as the enforcement may be limited by bankruptcy, insolvency, moratorium, or similar laws affecting creditor's rights generally and by the availability of injunctive relief, specific performance or other equitable remedies.

         (e) Litigation Relating to this Agreement. There are no suits, actions or proceedings pending or to the knowledge of CWT or UTEK threatened which seek to enjoin the Merger or the transactions contemplated by this Agreement or which, if adversely decided, wouid have a materially adverse effect on the business, results of operations, assets, prospects, the Patent Appplicat License, or the results of the operations of CWT,

         (f) No Conflicting Agreements. Neither the execution and delivery of this Agreement nor the fulfillment of or compliance by CWT with the terms or provisions hereof will result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in a violation of, CWT's corporate charter or bylaws, the Patent Applications, the License (as defined below) or any agreement, contract, instrument, order, judgment or decree to which CVVT is a party or by which CWT or any of its assets is bound, or violate any provision of any applicable law, rule or regulation or any order, decree, writ or injunction of any court or government entity which materially affects its assets or business.

         (g) Consents. No consent from or approval of any court, governmental entity or any other person is necessary in connection with execution and delivery of this Agreement by CWT or performance of the obligations of CVVT hereunder or under any other agreement to which CWT is a party; and the consummation of the transactions contemplated by this Agreement will not require the approval of any entity or person in order to prevent the termination of the Patent Applications, the License, or any other material right, privilege, license or agreement relating to CWT or its assets or business.

         (h) Title to Assets. CWT has or will by Closing have good and marketable title to its assets (tangible and intangible), free and clear of all liens, claims, charges, mortgages, options, restrictions, secuilty agreements and other encumbrances of every kind or nature whatsoever.

         (i) The Patent Applications and the License.
             ---------------------------------------

              (1) To the knowledge of UTEK and CWT; the Patent Application which is pending is being prosecuted in good faith with diligence.

              (2) The Invention is owned by USF Research Foundation Inc., a Florida educational corporation ("USFRF"). The Foundation has all right, power, authority and ownership and entitlement to file, prosecute and maintain in effect the Patents and Patent Applications with respect to the Invention listed in Exhibit C hereto; and

__________________________________________________Agreement and Plan of Merger 4

         (3) Dr. Dagmar Bonin is the only Inventor of the Invention; and she has assigned all her rights in the Invention of USF; and

         (4) The Exclusive License Agreement ("License") dated September, 1998, by and between CWT and the USFRF, covering the Invention when executed will be legal, valid, binding and enforceable in accordance with its terms (a final copy has been provided to NUELECTRIC); and

         (5) NUELECTRIC understands that CWT makes no representation and provides no assurances that Commercial Exploitation of Licensed Products under this Agreement does not, and will not in the future, infringe or otherwise violate the rights of others.

         (6) Except as otherwise expressly set fort in this Agreement, CWT makes no representation and extend no warranties of any kind, either express or implied, including but not limited to warranties of merchantability, fitness for a particular purpose, noninfringement, and validity of USF Patent rights.

         (j) Liabilities of CWT. CWT has no assets, no liabilities of any kind, character or description except those created by the License Agreement with USF, final copies of which have been provided to NUELECTRIC (Exhibit D).

         (k) Financial Statements. The unaudited financial statements of CWT attached as (Exhibit E) present fairly its financial position and the results of its operations on the dates for the periods shown therein; provided, however, that interim fmancial statements are subject to customary year-end adjustments and accruals that, in the aggregate, will not have a material adverse effect on the overall financial condition or results of its operations. CWT has not engaged in any business not reflected in its financial statements. There have been no material adverse changes in the nature of its business, prospects, the value of assets or the financial condition since the date of its financial statements. There are no outstanding obflgations or liabilities of CWT except as specifically set forth in the CWT financial statements and Licensing Agreement with USF.

         (1) Taxes. All returns, reports, statements and other similar filings required to be filed by CWT with respect to any federal, state, local or foreign taxes, assessments, interests, penalties, deficiencies, fees and other governmental charges or impositions have been timely filed with the appropriate governmental agencies in all jurisdictions in which such tax returns are required to be filed; all such tax returns properly reflect all liabilities of CWT for taxes for the periods, property or events covered thereby; and all taxes, whether or not reflected on those tax returns, and all taxes claims to be due from CWT by any taxing authority, have been properly paid, except to the extent reflected on Schedule 2.01(m) where CWT has contested in good faith by appropriate proceedings and reserves have been established on its financial statements to the fill extent if the contest is adversely decided against it. CWT has not received any notice of assessment or proposed assessment in connection with any returns, CWT has not extended or waived the application of any statute of limitations of any jurisdiction regarding the assessment or collection of any taxes. There are no tax liens (other than any lien which arises by operation of Jaw for current taxes not yet due and payable) on any of its assets. There is no basis for any additional assessment of taxes, interest or penalties. CWT has made all deposits required by law to be made with respect to

__________________________________________________Agreement and Plan of Merger 5
employees' withholding and other employment taxes, including without limitation the portion of such deposits relating to taxes imposed upon CWT.

         (m) Absence of Certain Changes or Events. CWT has not, and without the written consent of NUELECTRIC, it will not have:

                  (i) Sold, encumbered, assigned or transferred any of its material assets or its interest in the Patent Applications, the License or any other material asset; or

                  (ii)  Amended or terminated the License; or

                  (iii) Suffered any material damage, destruction or loss; or

                  (iv) Made any commitments or agreements for capital expenditures or otherwise; or

                  (v) Entered into any transaction or made any commitment not disclosed to NUELECTRIC; or

         (n) Material Contracts. A complete and accurate copy of all material agreements, contracts and commitments of the following types, whether written or oral to which it is a party or is bound, has been provided to NUELECTRIC and such agreements are in full force and effect without amendment. In addition:

                  (i) There are no outstanding unpaid promissory notes, mortgages, indentures, deed of trust, security agreements and other agreements and instruments relating to the borrowing of money by or any extension of credit to CWT; and

                  (ii) There are no outstanding operating agreements, lease agreements or similar agreements by which CWT is bound; and

                  (iii) The complete final drafts of the License Agreement, and the Patent Applications with all schedules, exhibits and amendments relating thereto have been provided to NUELECTRIC; and

                  (iv) There are no outstanding licenses to or from others of any intellectual property and trade names; and

                  (v) There are not outstanding contracts or commitments to sell, lease or otherwise dispose of any of CWT's property; and

         (o) Compliance with Laws. CWT is in compliance with all applicable laws, rules, regulations and orders promulgated by any federal, state or local government body or agency relating to its business and operations. CWT owns all franchises, licenses, permits, easements, rights, applications, filings, registration and other authorizations which are necessary for it to conduct business, all of which are valid and in full force and effect and CWT is in full compliance therewith,

__________________________________________________Agreement and Plan of Merger 6

          (p) Litigation. There is no suit, action or any arbitration, administrative, legal or other proceeding of any kind or character, or any governmental investigation pending or threatened against CWT or the Patents, the Patent Applications, the License or the Research Agreement affecting its assets or business, and there is no factual basis the therefor. There are no pending or threatened actions or proceedings before any court, arbitrator or administrative agency which would, if adversely determined, individually or in the aggregate, materially and adversely affect its assets or business.

         (q) Employees. CWT has no employees. CWT is not a party to or bound by any employment agreement or any collective bargaining agreement with respect to any of the employees.

         (r) Employee Benefit Plans. There are no employee benefit plans in effect, and there are no outstanding or unfunded liabilities to employees of CWT.

         (s) Books and Records. The books and records of CWT are complete and accurate in all material respects, fairly present its business and operations, have beern maintained in accordance with good business practices, and accurately reflect in all material respects its business, financial condition and liabilities.

         (t) No_Broker's Fees, Neither UTEK nor CWT has incurred any finder's, broker's, investment banking, financial, advisory or other similar fees or obligations.

         (u) Full Disclosure. All representations or warranties of UTEK and CWT are true, correct and complete in all material respects to the best of our knowledge on the date hereof and shall be true, correct and complete in all material respects as of the Closing as if they were made on such date.

         2.02 General Representations and Warranties of NUELECTRIC. NUELECTRIC represents and warrants to UTEK and CWT that the facts set forth are true and correct.

         (a) Organization. NUELECTRIC is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, is qualified to do business as a foreign corporation in each other jurisdiction in which the conduct of its business or the ownership of its properties require such qualification, and has all requisite power and authority to conduct is business and operate properties.

         (b) Authorization. The execution of this Agreement and the consummation of the Merger and the other transactions contemplated hereby have been duly authorized by the Board of Directors and shareholders of NUELECT1C; no other corporate action on its part is necessary in order to execute, deliver, consummate and perform its obligations hereunder; and it has all requisite corporate and other authority to execute and deliver this Agreement and consummate the transactions contemplated hereby.

         (c) Capitalization. The authorized capital of NUELECTRIC consists of 50,000,000 shares of common stock, par value $.001 per share; and at the Effective Time of the Merger, up to 4,000,000 shares of its common stock will be issued and outstanding immediately alter the Effective Time. All issued and outstanding shares of common stock of NUELECTRIC have been duly and validly issued and are fully paid and non-assessable shares and have not been issued in violation of any preemptive or

__________________________________________________Agreement and Plan of Merger 7
other rights of any other person or any applicable laws. There will be no outstanding options, warrants, commitments, calls or other rights or agreements requiring it to issue any shares of NUELECTRIC common stock or securities convertible into shares of its common stock to anyone for any reason whatsoever immediately after the Effective Time.

         (d) Binding Effect. The execution, delivery, performance and consummation of the Merger and the transactions contemplated hereby will not violate any obligation to which NUELECTRIC is a party and will not create a default hereunder, and this Agreement constitutes a legal, valid and binding obligation of NUELECTRIC, enforceable in accordance with its terms, except as the enforcement may be limited by bankruptcy, insolvency, moratorium, or similar Laws affecting creditor's rights generally and by the availability of injunctive relief, specific performance or other equitable remedies.

         (e) Litigation Relating to this Aqreement. There are no suits, actions or proceedings pending or to its knowledge threatened which seek to enjoin the Merger or the transactions contemplated by this Agreement or which, If adversely decided, would have a materially adverse effect on its business, results of operations, assets, prospects or the results of its operations of NUELECTRIC.

         (f) No Conflicting Agreements. Neither the execution and delivery of this Agreement nor the fulfillment of or compliance by NUELECTRIC with the terms or provisions thereof will result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in a violation of, its corporate charter or bylaws, or any agreement, contract, instrument, order, judgment or decree to which it is a party or by which it or any of the assets is bound, or violate any provision of any applicable law, rule or regulation or any order, decree, writ or injunction of any court or governmental entity which materially affects its assets or business.

         (g) Consents. No consent from or approval of any court, governmental entity or any other person Is necessary in connection with its execution and delivery of this Agreement and performance of the obligations of NUELECTRIC hereunder or under any other agreement to which NUELECTRIC is a party; and the consummation of the transactions contemplated by this Agreement will not require the approval of any entity or person in order to prevent the termination of any material right, privilege, license or agreement relating to NUELECTRIC or its assets or business.

         (h) Title to Its Assets. NUELECTRIC has good and marketable title to its assess (tangible and intangible), free and clear of all charges, claims, liens, mortgages, options, restrictions, security agreements and other encumbrances of every kind or nature whatsoever.

         (i) Condition of Tangible Assets. AU of its tangible assets have been operated in accordance with customary operating practices generally acceptable in its industry to which and have been maintained and are in good working order and repair in the ordinary course of business, subject only to reasonable and ordinary wear and tear.

         (j) Financial Statements. The unaudited financial statements of


__________________________________________________Agreement and Plan of Merger 8

NUELECTRIC attached as Exhibit F present fairly its flnancial position and the results of its operations on the dates and for the periods shown therein; provided, however, that interim financial statements are subject to customary year-end adjustments and accruals that, in the aggregate, will not have a material adverse effect on the overall financial condition or results of its operations. NUELECTRIC has not engaged in any business not reflected in its financial statements. There have been no material adverse changes in the nature of its business, prospects, the value of assets or the financiaV condition since the date of its financial statements. There are no outstanding obligations or liabilities of NUELECTRIC except as specifically set forth in the NUELECTRIC financial statements.

         (k) Taxes. All returns, reports, statements and other similar filings required to be filed by NUELECTRIC with respect to any federal, state, local or foreign taxes, assessments, interests, penalties, deficiencies, fees and other governmental charges or impositions have been timely filed with the appropriate governmental agencies in all jurisdictions in which such tax returns are required to be filed: all such tax returns properly reflect all liabilities of NUELECTRIC for taxes for the periods, property or events covered thereby; and all taxes, whether or not reflected on those tax returns, and all taxes claimed to be due from NUELECTRIC by any taxing authority, have been properly paid, except to the extent reflected in Exhibit E where NUELECTRIC has contested in good faith by appropriate proceedings and reserves have been established on its financial statements to the full extent if the contest is adversely decided against it. NUELECTRIC has not received any notice of assessment or proposed assessment in connection with any tax returns, NUELECTRIC has not extended or waived the application of any statute of limitations of any jurisdiction regarding the assessment or collection of any taxes. There are no tax liens (other than any lien which arises by operation of law for current taxes not yet due and payable) on any of its assets. There is no basis for any additional assessment of taxes, interest or penalties. NUELECTRIC has made all deposits required by law to be made with respect to employees' withholding and other employment taxes, including without limitation the portion of such deposits relating to taxes imposed upon NUELECTRIC.


         (l) Absence of Certain Changes or Events. NUELECTRIC has not and, without the written consent of CWT, it will not have:

                  (i) Sold, encumbered, assigned or transferred any of its material assets for less than fair consideration; or

                  (ii) Amended or terminated any material agreement; or

                  (iii) Suffered any material damage, destruction or loss; or

                  (iv) Received notice or had knowledge of any material adverse effect on Its material assets; or

                  (v) Made any commitments or agreements for capital expenditures; or


__________________________________________________Agreement and Plan of Merger 9

                  (vi) Entered into any transaction other than in the ordinary course of business consistent with past practice: or

                  (vii) Agreed to take any of the actions set forth in this paragraph.

         (m) Material Contracts. A complete and accurate copy of all material agreements, contracts and commitments of the following types, whether written or oral to which it is a party or is bound, has been provided to CWT:

                  (1) All material promissory notes, mortgages, indentures, deed of trust security agreements and other agreements and instruments relating to the borrowing of money by or any extension of credit to it; and

                  (ii) All material operating agreements and lease agreements;
                  and

                  (iii) All material licenses to or from others of any intellectual property and trade names.

         (n) Compliance with Laws. NUELECTRIC is in compliance with all applicable laws, rules, regulations and orders promulgated by any federal, state or local governmental body or agency relating to its business and operations. NUELECTRIC owns all franchises, licenses, permits, easements, rights, applications, filings, registration and other authorizations which are necessary for it to conduct business, all of which are valid and in full force and effect, and it is in full compliance therewith.

         (o) Litigation. There is no suit, action or any arbitration, administrative, legal or other proceeding of any kind or character, or any governmental investigation pending or threatened against it affecting its assets or business, and there is no factual basis therefor. There are no pending or threatened actions or proceedings before any court, arbitrator or administrative agency which would, if adversely determined, individually or in the aggregate, materially and adversely affect its assets or business.

         (p) Employees. NUELECTRIC has three employees. NUELECTRIC has no written agreements with its employees.

         (q) Employee Benefit Plans and Arrangements. There are no employee benefit plans in effect, and there are no unfunded liabilities to employees.

         (r) Books and Records. The books and records of NUELECTRIC are complete and accurate in all material respects, fairly present its bUsiness and operations, have been maintained in accordance with good business practices, and accurately reflect in all material respects its business and financial condition.

         (s) No Broker's Fees. NUELECTRIC has incurred no finder's, broker's, investment banking, financial, advisory or other similar fee.

         (t) Full Disclosure. All representations or warranties of NUELECTRIC are

_________________________________________________Agreement and Plan of Merger 10
true, correct and complete in all material respects on the date hereof and shall be true, correct and complete in all material respects as of the Closing as if they were made on such date. No statement made by it herein or in the exhibits hereto or any document delivered by it or on its behalf pursuant to this Agreement contains an untrue statement of material fact or omits to state all material facts necessary to make the statements therein not misleading in any material respect.

         2.03. Investment Representations of UTEK. UTEK represents and warrants to NuElectric that:

             (a) GeneraL It has such knowledge and experience in financial and business matters as to be capable of evaluating the risks and merits of an investment in the shares ("Shares") of common stock of NUELECTRIC pursuant to the Merger. It is able to bear the economic risk of the investment of the Shares, including the risk of a total loss of the investment in the Shares. The acquisitions of the Shares is for its own account and is for investment. Except a permitted by law, it has no present intention of selling, transferring or otherwise disposing in any way of all or any portion of the shares. All information that it has supplied to NUELECTRIC is true and correct. It has conducted all investigations and due diligence concerning NUELECTRIC which it deems appropriate and it has found all such information obtained fully acceptable. It has had an opportunity to ask questions of the officer and directors of NUELECTRIC concerning the Shares and the business and financial condition of and prospects for NIJELECTRIC, and the officers and directors NUELECTRIC have adequately answered all questions asked and made all relevant information available to them.

             (b) Stock Transfer Restrictions, None of the shares being issued to CWT are free-trading. The following restrictions will apply-50% of the stock issued will have a one-year legend under Rule 144; the other 50% will have a two-year restricted legend under rule 144.

                                   ARTICLE HI
                          TRANSACTIONS PRIOR TO CLOSING

         3.01 Corporate Approvals. Prior to Closing, each of the parties shall submit this Agreement to its Board of Directors and shareholders and obtain approval thereof. Copies of corporate actions taken shall be provided to each party.
         3.02 Access to Information. Each party agrees to permit upon reasonable notice the attorneys, accountants, and other representatives of the other parties reasonable access (luring normal business hours to its properties and its books and records to make reasonable investigations with respect to its affairs, and to make its officers and employees available to answer questions and provide additional information as reasonably requested.

         3.03 Expenses. Each party agrees to beat its own expenses in connection with the negotiation and consummation of the Merger and the transactions contemplated hereby. 3.04 Covenants. Except as permitted in writing, each party agrees that it will:

                  (i) Use its good faith efforts to obtain all requisite licenses, permits.

_________________________________________________Agreement and Plan of Merger 11
                  consents, approvals and authorizations necessary in order to consummate the Merger; and

                  (11) Notify the other parties upon the occurrence of any event which would have a materially adverse effect upon the Merger or the transactions contemplated hereby or upon the business, assets or results of operations; and

                  (iii) Not modify its corporate structure, except as necessary or advisable in order to consummate the Merger and the transactions contemplated hereby.


                                   ARTICLE IV
                              CONDITIONS PRECEDENT


         The obligation of the parties to consummate the Merger and the transactions contemplated hereby are subject to the following conditions which may be waived to the extent permitted by saw:

         (a) Each party must obtain the approval of its Board of Directors and shareholders in accordance with applicable law, and such approval shall not have been rescinded or restricted; and

         (b) Each party shall obtain all requisite licenses, permits, consents, authorizations and approvals required to complete the Merger and the transactions contemplated hereby; and

         (c) There shall be no effective injunction, writ or preliminary restraining order or other order of a similar nature issued by any court or governmental agency having jurisdiction directing that the Merger or the transactions contemplated hereby shall not be consummated; and

         (d) The representations and warranties of the parties shall be true and correct in all material respects at the Effective Time; and

         (e) The Patent Applications have been prosecuted in good faith with reasonable diligence.

         (f) The License Agreement is valid and in full force and effect without any default therein.


                                    ARTICLE V
                                 INDEMNIFICATION


         (a) By UTEK. UTEK agrees to indemnify, defend and hold harmless NUELECTRIC and its shareholders, directors, officers, employees, agents and representatives and their respective successors and assigns against and in respect of


_________________________________________________Agreement and Plan of Merger 12
any cost, damage, expense (including reasonable legal lees and actual expenses), liability or loss incurred or suffered by any of them resulting from or arising out of the (~) breach, inaccuracy, misrepresentation or untruth of any representation or warranty, or the nonfulfillment of any agreement or covenant of UTEK contained in this Agreement or in any document delivered by UTEK or CWT to NUELECTRIC pursuant hereto; and (ii) any action, assessment, claim, demand, proceeding or suit incident to any of the foregoing. The liability of UTEK hereunder may be satisfied by the return to NUELECTRIC of shares of NUELECTRIC common stock issued pursuant hereto.

         (b) By NUELECTRIC. NUELECTRIC agrees 10 indemnify, defend and hold harmless UTEK and its shareholders, officers, directors, employees, agents and representatives and their respective successors and assigns against and in respect of any cost, damage, expense (including reasonable legal fees and actual expenses), liability or loss incurred or suffered by any of them resulting from or arising out of: (I) the breach, inaccuracy, misrepresentation or untruth of any representation, warranty, or the nonfulfillment of any agreement or covenant of NUELECTRIC contained in this Agreement or in any document delivered by it to UTEK pursuant hereto; and (ii) any action, assessment, claim, demand, proceeding or suit incident to any of the foregoing.

         (c) Costs. The indemnification rights and obligations of a party hereto shall include the right to receive and the duty to pay and reimburse the indemnified party all its reasonable costs and expenses incurred in the enforcement of its rights hereunder.

         (d)      Survival of Representations and Warranties.
                  -------------------------------------------

                  (1) The representations and warranties made by UTEK shall survive for a period of 1 year after Closing, and thereafter and such representation and warranties shall be extinguished, except with respect to claims then pending for which specific notice has been given during such 1 year period. UTEK shall have liability and responsibility for the surviving representations and warranties made by it herein, notwithstanding any due diligence investigation or examination by NUELECTRIC.

                  (2) The representations and warranties made by NUELECTRIC shall survive for a period of 1 year after Closing, and thereafter all such representations and warranties shall be extinguished, except with respect to claims then pending for which specific notice has been given during such 1 year period. NUELECTRIC shall have liability and responsibility for the surviving representations and warranties made to NUELECTRIC, notwithstanding any due diligence investigation or examination by UTEK.


         (e) Limitations on Liability. Notwithstanding any, other provision herein to the contrary, neither party hereto shall be liable to the other party for any cost, damage, expense, liability or loss under this indemnification provision until after the sum of all amounts individually when added to all other such amounts in the aggregate exceeds $500, and then such liability shall apply only to matters in excess of $500.

         (f) Rights of Indemnitors. The indemnified party shall notify the indemnifying party of the assertion of commencement of such action, claim or proceeding within a reasonable period of time or, if citation or service of process has been made, within 15


_________________________________________________Agreement and Plan of Merger 13
days thereafter. The indemnified party may, at its option and at its sole expense, participate in the defense of and contest any such action, claim or proceeding; provided, however, the indemnified party shall at all times also have the right to participate fully therein. If the indemnifying party, within a reasonable time after receiving such notice, fails to participate, the indemnified party shall have the right, but shall not be obligated, to undertake the defense of the action, claim or proceeding for the account of and at the risk of the indemnifying party; provided, however, in the event that the indemnified party shall determine to compromise or settle (exercising its judgment in good faith) any such action, claim or proceeding, the indemnified party shall be required to give the indemnifying party 15 days' notice of such determination after it receipt of actual notice of the claim. The indemnified party shall then be entitled to compromise or settle the action, claim, or proceeding for the account of and at the risk of the indemnifying party; provided, however, the settlement shall be effective without the consent of both the indemnifying and indemnified parties, which consent shall not be reasonably withheld. The parties agree that any indemnified party may join any indemnifying party in any action, claim or proceeding brought by a third part, as to which any right of indemnity created by this Agreement would or might apply, for the purpose of enforcing any right of the indemnity granted to such indemnified, party pursuant to this Agreement.

         (g) Additional Rights. Any right of indemnity of any party pursuant to this Agreement shall be in addition to and shall not operate as a limitation on any other right to indemnity of such party pursuant to this Agreement, any document or instrument executed in connection with the consummation of the transaction contemplated hereby or otherwise.

                                   ARTICLE VI
                                   ARBITRATION

         In the event a dispute arises with respect to the interpretation or effect of this Agreement or concerning the rights or obligations of the parties hereto, the parties agree to negotiate in good faith with reasonable diligence in an effort to resolve the dispute in a mutually acceptable manner. Failing to reach a resolution thereof, either party shall have the right to submit the dispute to be settled by arbitration under the Commercial Rules of Arbitration of the American Arbitration Association. The parties agree that all arbitration shall be conducted in Tampa, Florida, unless the parties mutually agree to the contrary. The cost of arbitration shall be borne by the party against whom the award is rendered or, if in the interest of fairness, as allocated in accordance with the judgment of the arbitrators. All awards in arbitration made in good faith and not infected with fraud or other misconduct shall be final and binding.

                                   ARTICLE VII
                                  MISCELLANEOUS

         No party may assign this Agreement or any right or obligation of it hereunder without the prior written consent of the other parties hereto. No permitted assignment shall relieve a party of its obligations under this Agreement without the separate written


_________________________________________________Agreement and Plan of Merger 14
consent of the other parties. This Agreement shall be binding upon and enure to the benefit of the parties and their respective permitted successors and assigns. Each party agrees that it will comply with all applicable laws, rules and regulations in the execution and performance of its obligations under this Agreement. This Agreement shall be governed by and construct in accordance with the laws of the State of Florida. This document constitutes a complete and entire agreement among the parties with reference to the subject matters set forth herein. No statement or agreement, oral or written, made prior to or at the execution hereof and no prior course of dealing or practice by either party shall vary or modify the terms set forth herein without the prior consent of the other parties hereto. This Agreement may be amended only by a written document signed by the parties. Notices or other communications required to be made in connection with this Agreement shall be delivered to the parties at the address set forth below or at such other address as may be changed from time to time by giving written notice to the other parties. This Agreement may be executed in multiple counterparts, each of which shall constitute one and a single Agreement.


         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by a duly authorized officer this 30th day of June 1999.

NUELECTRIC CORPORATION                          CLEAN WATER
                                                TECHNOLOGIES, INC.

By: /s/ Laurie C. Scala                         By: /s/ Clifford M. Gross
    -----------------------------                   ----------------------------
    Laurie C. Scala, President                  Dr. Clifford M. Gross, President


                                                UTEK, LLC

                                                By: /s/ Clifford M. Gross
                                                    ----------------------------
                                                Dr. Clifford M. Gross
                                                Chief Executive Officer


_________________________________________________Agreement and Plan of Merger 15

                                    EXHIBIT A

                              CERTIFICATE OF MERGER

TO THE SECRETARY OF STATE OF THE STATE OF Florida, Capital Bldg., 401 South Monroe Street, Tallahassee, Florida 32399.

         This Certificate of Merger is being filed pursuant to Section 607.1107 of the Florida General Corporation Act. In lieu of filing an executed Agreement and Plan of Merger, the Surviving Corporation hereby states and certifies as follows:

 1. The names and states of incorporation of each of the Constituent Corporations are:

         NAME OF CORPORATION                            STATE OF INCORPORATION
         -------------------                            ----------------------
         NuElectric Corporation                         Delaware
         Clean Water Technologies, Inc.                 Florida

2. An Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each Constituent Corporation, in accordance with the provisions of Section 601.1107 of the Corporation Laws of Florida.

3.       The name of the Surviving Corporation is NUELECTRIC CORPORATION.

4. The Certificate of Incorporation of the Surviving Corporation is not being changed by reason of the Merger.

5. The executed Agreement and Plan of Merger is on file at the principal place of business of the Surviving Corporation at 624 East Tarpon Avenue, Tarpon Springs, Florida 34689.

6. A copy of the Agreement and Plan of Merger will be furnished on request and without cost to any shareholder of any Constituent corporation.

7. The authorized capital of Clean Water Technologies, Inc. Is 10,000,000 shares of common stock, par value $.001 per share, and all shares issued and outstanding voted for the Merger.

         The authorized capital of NUELECTRIC CORPORATION, is 50,000,000 shares of common stock, of which 2,917,855 are issued and outstanding, a majority of which voted for approval of the Merger.


_________________________________________________Agreement and Plan of Merger 16

         IN WITNESS WHEREOF, the Surviving Corporation has caused this Certificate of Merger to be executed by its President and attested by its Secretary, this 3Oth day of June, 1999



                             NUELECTRTC CORPORATION



                       By: /s/ Laurie C. Scala, Secretary
                           ------------------------------
                           Laurie C. Scala, President

ATTEST:

By: /s/ Laurie C. Scala, Secretary
    ------------------------------
    Laurie C. Scala, Secretary

_________________________________________________Agreement and Plan of Merger 17